Exhibit 99.1

NEWS RELEASE

Westell Technologies reports first quarter revenue of $28 million

In-Building Wireless segment drives sequential quarterly revenue growth

AURORA, IL, July 30, 2014 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2015 first quarter ended June 30, 2014.
Consolidated revenue was $27.8 million, led by $14.1 million from the In-Building Wireless (IBW) segment, including record quarterly sales of distributed antenna systems (DAS) products.
“Due to strong and growing demand for DAS conditioning products, our IBW segment performed exceptionally well during the first fiscal quarter,” said Rick Gilbert, Chairman and CEO of Westell Technologies. “During the quarter, we announced the Universal DAS Interface Tray (UDIT) and have already obtained key customer approvals and generated meaningful revenue with this new product. While the intelligent site management business remains soft, our Communication Solutions Group (CSG) segment experienced positive momentum in several other areas, and CSG continues to see opportunities for further growth, especially in the wireless areas of the business.”
On a GAAP basis, the Company recorded a net loss in the quarter ended June 30, 2014 of $2.8 million or $0.05 per share, compared to net income of $4.6 million or $0.08 per share in the quarter ended March 31, 2014 which included non-cash tax accounting benefits of $9.0 million. On a non-GAAP basis, the Company recorded a net loss of $0.2 million or $0.00 per share, compared to a non-GAAP net loss of $1.3 million or $0.02 per share in the prior quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.
Cash and short-term investments were $46.8 million at June 30, 2014, compared to $51.4 million at March 31, 2014. Primary uses of cash during the quarter included payment of annual accrued expenses from fiscal year 2014 and higher accounts receivable as a result of the sequential quarterly revenue growth.
In-Building Wireless (IBW) Segment
IBW segment revenue was $14.1 million in the quarter ended June 30, 2014, up 72% from $8.2 million in the quarter ended March 31, 2014. The sequential revenue increase was driven by record quarterly sales of the DAS product lines, including record high revenues for passive DAS conditioners as well as strong revenue traction for the recently introduced active UDIT. Gross profit was $5.8 million and gross margin was 41.2%, compared to $2.6 million and 31.5% in the prior quarter. Gross profit and gross margin increased as a result of the higher revenue, which included the reporting of Cellular Specialties, Inc. (CSI) for the full quarter verses the prior quarter which included just one month (CSI was acquired on March 1, 2014). IBW R&D expenses were $2.2 million, compared to $0.8 million in the prior quarter. As a result, IBW segment profit was $3.6 million, compared to $1.8 million in the quarter ended March 31, 2014.

Communication Solutions Group (CSG) Segment
CSG segment revenue was $13.7 million in the quarter ended June 30, 2014, down 15% from $16.2 million in the quarter ended March 31, 2014. The sequential revenue decrease was driven primarily by lower sales of tower mounted amplifiers (TMAs), which were at record high revenues in the prior quarter. Gross profit was $3.9 million and gross margin was 28.2% compared to $5.5 million and 34.0% in the prior quarter. Gross profit and gross margin decreased as a result of the lower revenue and a less favorable mix. CSG R&D expenses were $2.3 million, compared to $2.7 million last quarter. As a result, CSG segment profit was $1.6 million, compared to $2.8 million in the quarter ended March 31, 2014.

Conference Call Information
Management will address financial and business results during its first quarter conference call on Thursday, July 31, 2014, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing +1 (888) 206-4065 no later than 9:15 AM Eastern Time and using confirmation number 37648588. International participants may dial +1 (630) 827-5974.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: http://www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing +1 (888) 843-7419 or +1 (630) 652-3042 and entering 8196 069#.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of intelligent site management, in-building wireless, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect.  The comprehensive set of products and solutions the Company offers enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance.  With millions of products successfully deployed worldwide, the Company is a trusted partner for transforming networks into high quality, reliable systems.  For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2014, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Three months ended March 31,
	2014	2013 (adjusted) (1)	2014 (adjusted) (2)
Revenue	$27,825	$22,456	$24,421
Gross profit	9,684	8,417	8,091
Gross margin	34.8%	37.5%	33.1%
Operating expenses:
Sales and marketing	3,421	3,059	3,556
Research and development	4,475	2,699	3,494
General and administrative	3,054	3,572	3,827
Intangible amortization	1,585	1,622	1,277
Restructuring	57	66	62
Total operating expenses	12,592	11,018	12,216
Operating loss	(2,908)	(2,601)	(4,125)
Other income (expense), net	61	(130)	7
Loss before income taxes and discontinued operations	(2,847)	(2,731)	(4,118)
Income tax benefit (expense)	29	(19)	8,714
Net income (loss) from continuing operations	(2,818)	(2,750)	4,596
Loss from discontinued operations, net of income tax	—	(14)	(6)
Net income (loss)	$(2,818)	$(2,764)	$4,590
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.05)	$(0.05)	$0.08
Basic net income (loss) from discontinued operations	—	—	—
Basic net income (loss) per share	$(0.05)	$(0.05)	$0.08
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.05)	$(0.05)	$0.08
Diluted net income (loss) from discontinued operations	—	—	—
Diluted net income (loss) per share	$(0.05)	$(0.05)	$0.08
Weighted-average number of common shares outstanding:
Basic	59,715	58,521	59,109
Diluted	59,715	58,521	60,971

(1) In the first quarter of fiscal year 2015, the Company voluntarily changed its method of accounting for the classification of costs related to shipping and handling to cost of revenue. In previous periods, these shipping and handling costs were included as a component of sales and marketing expenses. Previously reported amounts for fiscal year 2014 have been restated to reflect this change. The Company will be filing the preferability letter as an exhibit to its Form 10Q.
(2) In addition to the reclassification of shipping and handling costs disclosed in footnote one above, certain amounts relating to the CSI acquisition have been adjusted to reflect measurement period adjustments (See Form 10-Q for additional information).

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	June 30, 2014	March 31, 2014 (adjusted) (1)
Assets
Cash and cash equivalents	$33,689	$35,793
Short-term investments	13,128	15,584
Accounts receivable, net	16,913	15,831
Inventories	23,063	24,056
Prepaid expenses and other current assets	2,220	1,952
Deferred income taxes	899	899
Land available-for-sale	1,044	1,044
Total current assets	90,956	95,159
Property and equipment, net	2,406	1,901
Goodwill	31,682	31,682
Intangible assets, net	30,307	31,892
Other non-current assets	350	393
Total assets	$155,701	$161,027
Liabilities and Stockholders’ Equity
Accounts payable	$8,205	$7,067
Accrued expenses	5,091	7,813
Contingent consideration	1,609	2,067
Deferred revenue	1,395	1,774
Total current liabilities	16,300	18,721
Deferred revenue non-current	740	787
Deferred income tax liability	1,072	1,072
Contingent consideration non-current	468	574
Other non-current liabilities	494	528
Total liabilities	19,074	21,682
Total stockholders’ equity	136,627	139,345
Total liabilities and stockholders’ equity	$155,701	$161,027

(1) Certain amounts relating to the CSI acquisition have been adjusted to reflect measurement period adjustments (See Form 10-Q for additional information).

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,818)	$(2,764)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,806	1,775
Stock-based compensation	554	351
Restructuring	57	66
Other	(27)	93
Changes in assets and liabilities:
Accounts receivable	(1,075)	(2,009)
Inventory	993	165
Accounts payable and accrued expenses	(1,355)	381
Deferred revenue	(425)	(1,513)
Other	(229)	347
Net cash used in operating activities	(2,519)	(3,108)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	2,456	6,356
Payment for business acquisitions, net	(304)	(28,770)
Purchases of property and equipment, net	(723)	(83)
Changes in restricted cash	—	500
Net cash provided by (used in) investing activities	1,429	(21,997)
Cash flows from financing activities:
Purchase of treasury stock	(585)	(297)
Proceeds from stock options exercised	130	57
Payment of contingent consideration	(575)	—
Net cash used in financing activities	(1,030)	(240)
Effect of exchange rate changes on cash	16	(17)
Net decrease in cash	(2,104)	(25,362)
Cash and cash equivalents, beginning of period	35,793	88,233
Cash and cash equivalents, end of period	$33,689	$62,871

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three months ended June 30, 2014
	CSG	IBW	Total
Revenue	$13,728	$14,097	$27,825
Gross profit	3,873	5,811	9,684
Gross margin	28.2%	41.2%	34.8%
Research and development	2,280	2,195	4,475
Segment profit	1,593	3,616	5,209
Operating expenses:
Sales and marketing			3,421
General and administrative			3,054
Intangible amortization			1,585
Restructuring			57
Operating loss			(2,908)
Other income (expense), net			61
Income tax benefit (expense)			29
Net loss from continuing operations			$(2,818)

	Three months ended June 30, 2013 (adjusted)
	CSG	IBW	Total
Revenue	$21,429	$1,027	$22,456
Gross profit	8,122	295	8,417
Gross margin	37.9%	28.7%	37.5%
Research and development	2,507	192	2,699
Segment profit	$5,615	$103	5,718
Operating expenses:
Sales and marketing			3,059
General and administrative			3,572
Intangible amortization			1,622
Restructuring			66
Operating loss			(2,601)
Other income (expense), net			(130)
Income tax benefit (expense)			(19)
Net loss from continuing operations			$(2,750)

	Three months ended March 31, 2014 (adjusted)
	CSG	IBW	Total
Revenue	$16,203	$8,218	$24,421
Gross profit	5,503	2,588	8,091
Gross margin	34.0%	31.5%	33.1%
Research and development	2,687	807	3,494
Segment profit	$2,816	$1,781	4,597
Operating expenses:
Sales and marketing			3,556
General and administrative			3,827
Intangible amortization			1,277
Restructuring			62
Operating loss			(4,125)
Other income (expense), net			7
Income tax (expense) benefit			8,714
Net income (loss) from continuing operations			$4,596

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Three months ended March 31,
	2014	2013	2014 (adjusted)
GAAP net income (loss)	$(2,818)	$(2,764)	$4,590
Adjustments:
Inventory fair value step-up (1)	256	766	971
Deferred revenue adjustment (1)	146	647	169
Amortization of intangibles (2)	1,585	1,622	1,277
Income taxes (3)	—	—	(8,953)
Restructuring (4)	57	66	62
Stock-based compensation (5)	554	351	578
(Income) loss from discontinued operations	—	14	6
Total adjustments	2,598	3,466	(5,890)
Non-GAAP net income (loss)	$(220)	$702	$(1,300)
GAAP net income (loss) per common share:
Basic	$(0.05)	$(0.05)	$0.08
Diluted	$(0.05)	$(0.05)	$0.08
Non-GAAP net income (loss) per common share:
Basic	$0.00	$0.01	$(0.02)
Diluted	$0.00	$0.01	$(0.02)
Average number of common shares outstanding:
Basic	59,715	58,521	59,109
Diluted	59,715	59,106	60,971

	Three Months Ended June 30, 2014
	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$27,825	$9,684	34.8%
Deferred revenue adjustment (1)	146	146
Inventory fair value step-up (1)	—	256
Stock-based compensation (5)	—	18
Non-GAAP - Consolidated	$27,971	$10,104	36.1%

	Three Months Ended March 31, 2014 (adjusted)
	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$24,421	8,091	33.1%
Deferred revenue adjustment (1)	169	169
Inventory fair value step-up (1)	—	971
Stock-based compensation (5)	—	18
Non-GAAP - Consolidated	$24,590	$9,249	37.6%

	Three months ended June 30,		Three months ended March 31,
	2014	2013 (adjusted)	2014 (adjusted)
GAAP operating expense	$12,592	$11,018	$12,216
Adjustments:
Amortization of intangibles (2)	(1,585)	(1,622)	(1,277)
Restructuring (4)	(57)	(66)	(62)
Stock-based compensation (5)	(536)	(343)	(560)
Total adjustments	(2,178)	(2,031)	(1,899)
Non-GAAP operating expense	$10,414	$8,987	$10,317
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)
In fiscal year 2014, the Company acquired Kentrox and CSI in stock transactions. Deferred tax liabilities of $9.0 million resulted from the acquisitions relating primarily to acquired intangible assets. The Company's anticipated ability to realize deferred tax assets from the reversal of these deferred tax liabilities resulted in a partial reversal of valuation allowance related to the Company's deferred tax assets. The fiscal year 2014 adjustment removes the related income tax benefit. The Company was in a full valuation allowance in fiscal year 2014.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com